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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-68524 of Washington Mutual, Inc. on Form S-4 of our report dated February 23, 2001, appearing in the Annual Report on Form 10-K of Washington Mutual, Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Proxy/Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Seattle, Washington
October 10, 2001